Exhibit 99

Midwest Air Group, Inc.

6744 South Howell Avenue

Oak Creek, Wisconsin  53154

414-570-4000

www.midwestairlines.com

Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

August 10, 2007

MIDWEST AIR GROUP REPORTS JULY PERFORMANCE

Milwaukee, Wisconsin, August 10, 2007 – Midwest Air Group, Inc. (AMEX: MEH) today reported July performance data, including record traffic and load factors for the month.

At the group level, a 25.9% increase in traffic outpaced a 24.9% increase in capacity, resulting in a 0.7 percentage point increase in load factor compared with July 2006. Revenue per total available seat mile decreased 3.5% in the same time period.

Midwest Air Group, Inc. – Performance Report
					Seven Months Ended
	July				July 31,
	2007	2006	% Change		2007	2006	% Change
Midwest Air Group
Scheduled Service Revenue Passenger Miles (000s)	489,338	388,580	25.9		2,787,116	2,424,007	15.0
Scheduled Service Available Seat Miles (000s)	578,580	463,291	24.9		3,499,562	3,125,101	12.0
Total Available Seat Miles (000s)	579,740	464,755	24.7		3,524,130	3,168,245	11.2
Load Factor (%)	84.6%	83.9%	0.7	pts.	79.6%	77.6%	2.0	pts.
Revenue Yield (estimate)	$0.1363	$0.1414	(3.6)		$0.1382	$0.1422	(2.8)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1153	$0.1186	(2.8)		$0.1101	$0.1103	(0.2)
Total Revenue per Total ASM (estimate)	$0.1258	$0.1303	(3.5)		$0.1229	$0.1225	0.3
Number of Flights	11,011	9,397	17.2		67,284	64,571	4.2
Into-plane Fuel Cost per Gallon (estimate)	$2.11	$2.30	(8.4)		$2.12	$2.16	(2.0)

Midwest Airlines Operations
Origin & Destination Passengers	380,308	342,089	11.2		2,321,025	2,139,159	8.5
Scheduled Service Revenue Passenger Miles (000s)	433,209	364,141	19.0		2,563,024	2,271,804	12.8
Scheduled Service Available Seat Miles (000s)	500,634	431,139	16.1		3,182,252	2,901,918	9.7
Total Available Seat Miles (000s)	501,793	432,603	16.0		3,206,821	2,944,695	8.9
Load Factor (%)	86.5%	84.5%	2.0	pts.	80.5%	78.3%	2.2	pts.
Revenue Yield (estimate)	$0.1202	$0.1277	(5.9)		$0.1233	$0.1268	(2.8)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1040	$0.1079	(3.6)		$0.0993	$0.0993	0.0
Total Revenue per Total ASM (estimate)	$0.1165	$0.1212	(3.9)		$0.1140	$0.1134	0.6
Average Passenger Trip Length (miles)	1,139	1,064	7.0		1,104	1,062	4.0
Number of Flights	4,903	4,685	4.7		33,024	31,311	5.5
Into-plane Fuel Cost per Gallon (estimate)	$2.10	$2.30	(8.3)		$2.11	$2.15	(1.9)

-MORE-

Midwest Connect Operations
Origin & Destination Passengers	136,229	75,867	79.6		626,984	482,724	29.9
Scheduled Service Revenue Passenger Miles (000s)	56,129	24,439	129.7		224,092	152,203	47.2
Scheduled Service Available Seat Miles (000s)	77,947	32,152	142.4		317,310	223,183	42.2
Total Available Seat Miles (000s)	77,947	32,152	142.4		317,310	223,550	41.9
Load Factor (%)	72.0%	76.0%	(4.0)	pts.	70.6%	68.2%	2.4	pts.
Revenue Yield (estimate)	$0.2606	$0.3454	(24.5)		$0.3094	$0.3720	(16.8)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1876	$0.2625	(28.5)		$0.2185	$0.2537	(13.9)
Total Revenue per Total ASM (estimate)	$0.2029	$0.2940	(31.0)		$0.2423	$0.2849	(14.9)
Average Passenger Trip Length (miles)	412	322	27.9		357	315	13.4
Number of Flights	6,108	4,712	29.6		34,260	33,260	3.0
Into-plane Fuel Cost per Gallon (estimate)	$2.13	$2.36	(9.7)		$2.14	$2.21	(2.8)

Note: All statistics exclude charter operations except total available seat miles, total revenue per total available seat miles and into-plane fuel cost. Numbers may not recalculate due to rounding.

This performance report includes operating statistics for the 50-seat regional jet fleet operated by SkyWest Airlines, affecting year-over-year comparisons for Midwest Air Group and Midwest Connect. That service, which launched April 1, 2007, has allowed for the opening of new markets as well as the conversion to Midwest Connect of some flights previously flown by Midwest Airlines.

Readers of Travel+Leisure named Midwest Airlines “Best Domestic Airline” in the magazine’s 2007 World’s Best Awards competition. The airline features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines, Inc. operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to 53 cities. More information is available at http://www.midwestairlines.com.

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